UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2018, Inpixon (the “Company”) and Chicago Venture Partners, L.P. (the “Lender”) entered into a Standstill Agreement. Pursuant to the Standstill Agreement, the Lender has agreed to delay, for a period of nine months following the Purchase Price Date (defined herein), its right to make redemptions under that certain Convertible Promissory Note dated November 17, 2017 (the “Purchase Price Date”) in the principal amount of $1,745,000. In exchange for the Lender’s agreement and for reimbursement of the fees incurred by the Lender in having the Standstill Agreement prepared, the Company paid the Lender $68,000 upon execution of the Standstill Agreement.

The above discussion does not purport to be a complete description of the Standstill Agreement and it is qualified in its entirety by reference to the full text of the Standstill Agreement, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Standstill Agreement

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: May 25, 2018	By:	/s/ Nadir Ali
Name: Nadir Ali Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Standstill Agreement

3